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                                                                     EXHIBIT 4.5

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


         THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of 21st day of September, 2001, among BUILD-A-BEAR WORKSHOP, INC., a Delaware corporation (the "Company"), SMART STUFF, INC., a Missouri corporation ("SSI"), MAXINE CLARK ("Clark"), CHRISTIANE EBSWORTH, BARNEY A. EBSWORTH REVOCABLE TRUST DATED JULY 23, 1986 ("Trust"), WAYNE L. SMITH, II ("Smith"), BRIAN VENT ("Vent"), THOMAS HOLLEY ("Holley"), HYCEL PARTNERS V, L.L.C., a Missouri limited liability company ("Hycel"), WALNUT CAPITAL PARTNERS, L.P., a Delaware limited partnership ("WCP"), WALNUT INVESTMENT PARTNERS, L.P., a Delaware limited partnership ("WIP"), KCEP VENTURES II, L.P., a Missouri limited partnership ("KCEP"), ADRIENNE WEISS ("Weiss"), CATTERTON PARTNERS IV, L.P., CATTERTON PARTNERS IV-A, L.P. and CATTERTON PARTNERS IV-B, L.P., each a Delaware limited partnership, CATTERTON PARTNERS IV OFFSHORE, L.P., a Cayman Island limited partnership and CATTERTON PARTNERS IV SPECIAL PURPOSE, L.P., a Cayman Island limited partnership (collectively, "Catterton"), CLARK/FOX, L.L.C., a Missouri limited liability company ("Clark/Fox"), and CLARK/FOX II, L.L.C., a Missouri limited liability company ("Clark/Fox II") (SSI, Clark, Christiane Ebsworth, Trust, Smith, Vent, Holley, Hycel, WCP, WIP, KCEP, Weiss, Catterton, Clark/Fox and Clark/Fox II collectively, "Holders").

         1. Background. Certain of the parties originally entered into that certain Registration Rights Agreement dated April 3, 2000 (the "Original Agreement"). Due to an additional issuance of preferred stock, the parties now desire to amend and restate the Original Agreement and the Original Agreement shall be deemed superseded in its entirety upon execution of this Agreement by the requisite number of Holders required to amend the Original Agreement. It is contemplated that the Company may effect an initial public offering of securities (the "Initial Public Offering") and the parties to this Agreement desire to define the respective rights and obligations of the Holders and the Company with respect to the registration, upon and after the Initial Public Offering, of Registrable Securities of the Company held by the Holders.

         2.   Registration under Securities Act, etc.

                  2.1   Registration of Registrable Securities on Demand.

                        (a) Priority Demand. At any time subsequent to the date that is eighteen (18) months after the date of this Agreement, but subject to
Section 2.3, a Series D Holder or Series D Holders of at least a majority of the originally issued Series D Registrable Securities in the Company shall have the right to demand in writing that the Company use its reasonable best efforts to effect an underwritten registration under the Securities Act of 1933, as amended (the "Securities Act"), of at least two-thirds (2/3) of the shares of common stock issuable upon conversion of Series D Registrable Securities originally issued to such Series D Holders; provided, however, that the only securities which the Company shall be required to register pursuant hereto shall be shares of common stock of the Company; provided further, that

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if the requested registration is the Company's Initial Public Offering, the reasonably anticipated aggregate price to the public would equal at least $25 million (otherwise, such aggregate price to the public shall be $2,000,000); and provided, further, notwithstanding anything to the contrary contained herein, that if, at any time after giving written notice of their intention to register such securities and prior to filing the registration statement in connection with such registration, the Company may elect to delay the filing of such registration, in the reasonable judgment of the Board of Directors, for a period of up to ninety (90) days upon giving written notice of such determination to each Series D Holder. In no event shall the Company be obligated to effect more than one (1) registration under this Section 2.1(a).

                        (b) Demand. At any time subsequent to the date that is six (6) months after the date the Company's Initial Public Offering is consummated, but subject to Section 2.3, a Holder or Holders that own Registrable Securities equal to or greater than ten percent (10%) of the outstanding Registrable Securities in the Company shall have the right to demand in writing that the Company effect an underwritten registration under the Securities Act, of all or part of such Holders' Registrable Securities; provided, however, that the only securities which the Company shall be required to register pursuant hereto shall be shares of common stock of the Company; provided further, that the reasonably anticipated aggregate price to the public would equal at least $2 million. In no event shall the Company be obligated to effect more than two (2) registrations under this Section 2.1(b), other than registrations on Form S-3 (as defined herein).

                        (c) Effecting the Registration. The Company will promptly give written notice of any registration requested under Sections 2.1(a) and 2.1(b) to all other Series D Holders in the case of registration requests under Section 2.1(a) or all other Holders in all other cases, which Holders shall be entitled to include, with respect to Section 2.1(a) their Series D Registrable Securities and with respect to Section 2.1(b) their Registrable Securities, in such registration subject to Sections 2.1(d) and 2.1(i). Thereupon the Company will use its best efforts to effect the registration under the Securities Act of:

                            (i) the Series D Registrable Securities or the
                   Registrable Securities which the Company has been so requested to register by the Holders making the registration demand under Sections 2.1(a) or 2.1(b), as applicable; and

                            (ii) subject to Sections 2.1(d) and 2.1(i), all
                   other Series D Registrable Securities or Registrable Securities, as applicable, which the Company has been requested to register by the Holders thereof by written request given to the Company within twenty (20) days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Series D Registrable Securities or Registrable Securities, as applicable) all to the extent requisite to permit the disposition of the Series D Registrable Securities or the Registrable Securities, as applicable, so to be registered.

The Company shall be entitled to include in any registration statement referred to in this Section 2.1, for sale in accordance with the method of disposition specified by the requesting Holders, shares of common stock of the Company to be sold by the Company for its own


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account, except as and to the extent that, in the opinion of the managing underwriter, such inclusion would adversely affect the marketing or pricing of the Registrable Securities to be sold.

                        (d) Registration of Other Securities. Whenever the Company shall effect a registration pursuant to this Section 2.1, Series D Registrable Securities held by Series D Holders other than the Holder or Holders that make the registration demand under Section 2.1(a) and Registrable Securities held by Holders other than the Holder or Holders that make the registration demand under Section 2.1(b), shall, upon the request of such Holders, be included in the registration unless the managing underwriter of such offering shall have advised each Series D Holder of Series D Registrable Securities and each Holder of Registrable Securities, as applicable, to be covered by such registration in writing that the inclusion of such other Series D Registrable Securities or Registrable Securities, as applicable, would, in the opinion of the underwriter, materially adversely affect the marketing or the selling price of the Series D Registrable Securities or Registrable Securities, as applicable, to be covered by such registration. In such event, the Series D Registrable Securities or Registrable Securities, as applicable, to be included in the registration shall be allocated pro rata among the Holders demanding or requesting registration, all as set forth in Section 2.1(i). The Company will not grant to any person at any time on or after the date hereof the right to be included among the securities registered pursuant to this Section 2.1 that is inconsistent with the provisions of this Section 2.1(d).

                        (e) Registration Statement Form. Registrations under this Section 2.1 shall be on such appropriate registration form or prospectus of the Commission (i) as shall be reasonably selected by the Company provided, however, that the Company shall be entitled to use Form S-3 promulgated under the Securities Act or any successor form thereto ("Form S-3") if eligible to do so, and (ii) as shall permit the disposition of such Series D Registrable Securities or Registrable Securities, as applicable, in accordance with the intended method or methods of disposition specified in their demand for such registration.

                        (f) Expenses. The Company will pay all Registration Expenses for all Holders participating in a registration in connection with the registration demands made pursuant to this Section 2.1 other than with respect to registrations on Form S-3, in which case the Holders shall pay their own expenses.

                        (g) Effective Registration Statement. A registration demanded pursuant to this Section 2.1 shall not be deemed to have been effected and shall not count as a demand registration pursuant to Section 2.1(a) or
Section 2.1(b), as applicable, hereof (i) unless a registration statement with respect thereto has become effective, (ii) if a registration statement has been filed with the Commission and prior to its becoming effective a majority of, with respect to Section 2.1(a) the Series D Holders of the Series D Registrable Securities or with respect to Section 2.1(b) the Holders of the Registrable Securities, as applicable, that have demanded registration has decided to terminate the registration process and has agreed in writing to reimburse the Company for all reasonable Registration Expenses, (iii) if after it has become effective, such registration is subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court or is withdrawn, suspended or


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terminated by the Company, for any reason not the fault of a Holder of Series D
Registrable Securities or Registrable Securities, as applicable, and the Series D Registrable Securities or Registrable Securities, as applicable, covered thereby have not been sold, or (iv) if the conditions to closing specified in the selling agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived by the parties thereto other than a Holder of Series D Registrable Securities or Registrable Securities, as applicable.

                        (h) Underwriters. Any registration effected pursuant to
Section 2.1(a) shall, at the election of the Company or the Holders requesting such registration, be an underwritten public offering on a firm commitment basis and, in such case, the Holders requesting such registration shall have the right to select a nationally recognized managing underwriter or underwriters, subject to the approval of the Company, which approval shall not be unreasonably withheld. Any registration effected pursuant to Section 2.1(b) shall, at the election of the Holders of at least fifty percent (50%) (by number of shares or other equity interests) of the Registrable Securities held by the Holders making the registration demand under Section 2.1(b), be an underwritten public offering on a firm commitment basis or a best efforts basis. The managing underwriter or underwriters thereof shall be selected by the Company and such managing underwriting or underwriters, as well as the price, terms and provisions of the offering, shall be subject to the approval of the Company and the Holders of more than fifty percent (50%) (by number of shares) of the Registrable Securities held by the Holders making the registration demand under Section 2.1(b).

                        (i) Apportionment in Registrations Requested. If, in connection with a registration demanded pursuant to this Section 2.1, the managing underwriter shall advise the Company in writing that, in its opinion, the number of securities requested to be included in such registration would be likely to have an adverse effect on marketing the offering, the Company will include in such registration prior to including any other shares in such registration, to the extent of the number which the Company is so advised can be sold in such offering, Series D Registrable Securities or Registrable Securities, as applicable, requested to be included in such registration pro rata among the Holders thereof requesting such registration on the basis of the percentage of the Series D Registrable Securities or Registrable Securities, as applicable, sought to be registered held by such Holders of Series D Registrable Securities or Registrable Securities, as applicable, which have requested that such Series D Registrable Securities or Registrable Securities, as applicable, be included.

                  2.2   "Piggyback" Registrations.

                        (a) Right to Include Registrable Securities. If the Company at any time subsequent to its Initial Public Offering proposes to register any of its common stock under the Securities Act (other than by a registration on Form S-4 or Form S-8 or any other form not available for registering restricted stock for sale to the public), whether or not for sale for its own account, it will each such time give prompt written notice to all Holders of Registrable Securities of its intention to do so and of such Holders' rights under this Section 2.2. Upon the written request of any such Holder made within ten (10) days after the date of any such notice given in accordance with
Section 7 hereof, the Company will use its best efforts to effect the registration


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under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to effect or to delay such registration, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, without prejudice, however to the rights of any Holder or Holders of Registrable Securities entitled to do so to request that such registration be effected as a demand registration under Section 2.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any demand registration under Section 2.1. Each participating Holder will pay all Registration Expenses allocable or otherwise applicable to such Holder in connection with each registration of Registrable Securities requested pursuant to this Section 2.2.

                        (b) Apportionment in "Piggyback" Registrations. If (i) a registration to this 2.2 involves an underwritten offering of the securities being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized national or regional standing under underwriting terms appropriate for such a transaction, and (ii) the managing underwriters of such underwritten offering shall inform the Company in writing that in its opinion, that the number of securities requested to be included in such registration would be likely to have an adverse effect on marketing the offering, then the Company may include all securities proposed by the Company to be sold for its own account or the maximum amount that the underwriters considers saleable and such limitation on any remaining securities that may, in the opinion of the underwriter, be sold will be imposed pro rata among Holders of Registrable Securities on the basis of the percentage of the securities sought to be registered, provided, however, that no holders of securities other than Holders of Registrable Securities shall be entitled to include their securities in such registration if such limitation is imposed on Holders of Registrable Securities.

                        (c) Notwithstanding anything to the contrary contained in this Section 2.2, if, in the event of a firm commitment underwritten public offering of the Company's common stock a Holder of Registrable Securities does not elect, or is not allowed (at the discretion of the underwriters thereof), to sell his Registrable Securities in connection with such offering, such Holder shall refrain from selling such Registrable Securities during the period of distribution of the common stock of the Company by such underwriters.


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         2.3 Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities and under the Securities Act as provided in Sections 2.1 and 2.2, the Company will as expeditiously as possible:

                    (i) prepare and (as soon thereafter as possible or in any event no later than forty-five (45) days after the end of the period within which requests for a registration may be given to the Company) file with the Commission a registration statement (which, in the case of an underwritten public offering, shall be on Form S-1, Form S-3 or other form of general applicability satisfactory to the managing underwriter) to effect such registration and thereafter use its best efforts to cause such registration statement to become effective, provided that the Company may discontinue and/or delay any registration of the securities which are not Registrable Securities (and, under the circumstances specified in Section 2.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

                    (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Holder or Holders thereof set forth in such registration statement or for one hundred eighty (180) days, whichever period is shorter;

                    (iii) furnish to each Holder of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such Holder may reasonably request;

                    (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each Holder thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registrations statement remains in effect, and take any other action which may be reasonably necessary to enable such Holder or Holders to consummate the disposition in such jurisdictions of the securities owned by such Holder or Holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be qualified or to consent to general service of process in any such jurisdiction or subject itself to be required to pay any franchise or income taxes in any such jurisdiction;


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                    (v) use its best efforts to cause all Registrable Securities covered by registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holder or Holders thereof to consummate the disposition of such Registrable Securities;

                    (vi) use its best efforts to cause to be furnished to each Holder of Registrable Securities as signed counterpart, addressed to such Holder (and the underwriters, if any), of

                            (x) an opinion of counsel for the Company, dated the
               effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to counsel for all such Holders or, if such registration includes an underwritten public offering, to such underwriter, and

                            (y) a "comfort" letter, dated the effective date of
               such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, addressed to each Holder, to the extent the same can be reasonably obtained, and addressed to the underwriters, if any, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to the underwriters in underwritten public offerings of securities and such other financial matters as such Holder (or the underwriters, if any) may reasonably request;

                    (vii) notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such Holder promptly prepare to furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                    (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as

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         reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and in the case of a registration requested pursuant to Section 2.1 hereof, will furnish to each such Holder at least two (2) business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such Holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                    (ix) provide and caused to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

                    (x) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities is then listed.

         Notwithstanding the foregoing, the Company may defer its obligations under Section 2.1(b) to file a registration statement, but not its obligations to initiate the process of preparing the applicable registration statement, for a period of no more than (i) ninety (90) days in any three hundred sixty-five
(365) day period, if the Company's Board of Directors (or comparable governing body) determines in good faith that filing such a registration statement would be materially detrimental to the Company, provided, that once any such detrimental information has been publicly disclosed or the condition which caused such filing to be potentially materially detrimental to the Company no longer exists, the Company shall promptly proceed to fulfill its obligations under Section 2.1 and (ii) one hundred eighty (180) days from the most recent effective date of any registration statement of the Company filed under the Securities Act pursuant to Section 2.1 and occurring prior to the demand for registration made pursuant to Section 2.1.

         The Company may require each proposed Holder of Registrable Securities as to which any registration is being effected to promptly furnish the Company, as a condition precedent to including such Holder's Registrable Securities in any registration, such information regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

         Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (vii) of this
Section 2.3, such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vii) of this
Section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than


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permanent file copies, then in such Holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

                  2.4   Underwritten Offerings.

                        (a) Underwritten Demand Offerings. If requested by the underwriters for any offering by Holders of Registrable Securities pursuant to a registration demanded under Section 2.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to the Company, to Holders of more than fifty percent (50%) (by number of shares or other equity interests) of the Registrable Securities held by the Holders making the registration request under
Section 2.1(b) and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.6. The Holders of the Registrable Securities will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable requests of the Company regarding the form thereof, provided, that nothing herein contained shall diminish the foregoing obligations of the Company. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement.

                        (b) Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Holder of Registrable Securities as provided in Section 2.2 and subject to the provisions of Sections 2.2(a) and 2.2(b), arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Holder among the securities to be distributed by such underwriters. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters.

                  2.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Holders of Registrable Securities registered under such registration statement, the underwriters, if any, and their respective counsel (such Holders' counsel to be appointed by the Holders of more than fifty percent (50%) (by number of shares or other equity interests) of Registrable Securities held by the Holders making the registration request under Section 2.1(b)), reasonable opportunity to review and comment on such registration statement, each prospectus included there or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.


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                  2.6   Indemnification.

                        (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company agrees to indemnify and hold harmless the Holder of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and such other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Holder and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, specifically for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such Holder.

                        (b) Indemnification by the Holders of Securities. The Holders of Registrable Securities agrees to severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.6) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which such indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder or Holders of Registrable Securities for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such Holder with respect to information furnished by such Holder prior to such transfer. Provided however that in no event shall the indemnification obligation of any Holder pursuant to this Section 2.6(b) exceed the gross proceeds received by such Holder pursuant to the sale of the Holders Registrable Securities.

                        (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the assertion of a claim referred to in the preceding subdivisions of this Section 2.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the assertion, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this
Section 2.6, except to the extent that the indemnifying party is prejudiced by such failure to give notice. In case any such claim is made against an indemnified party, unless in the written opinion of counsel a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                        (d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 2.6 (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

                        (e) Indemnification Payments. The indemnification required by this Section 2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                  2.7 Adjustments Affecting Registrable Securities. The Company will not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in any registration of its securities contemplated by this Section 2 or the marketability of such Registrable Securities under any such registration.

                  2.8 Exercise of Demand Rights. Notwithstanding anything to the contrary contained herein, each Holder of Registrable Securities hereby agrees not to exercise any demand registration right pursuant to Section 2.1(a) or 2.1(b) hereof, (i) during the seven (7) days prior to and during the ninety (90) days following the effective date of any underwritten demand registration or any underwritten piggyback registration pursuant to this Section 2 (other than the Initial Public Offering) in which Registrable Securities are included, or (ii) during the seven (7) days prior to and during the one hundred eighty (180) days following the effective date of the registration statement relating to the Initial Public Offering.

         3. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

             Commission: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

             Company Securities: All shares or other equity interests now or hereafter authorized by the Company and stock or other equity interests of any other class with which such shares or equity interests may hereafter have been exchanged or reclassified.

             Exchange Act: The Securities and Exchange Act of 1934, as amended.

             Person: A corporation, an association, a partnership, a limited liability company, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

             Registrable Securities: Any Company Securities held by the Holders from time to time.

             As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (c) they shall have ceased to be outstanding.

             Registration Expenses: All expenses incident to the Company's performance of or compliance with Section 2, including, without limitation, all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the reasonable fees and disbursements of counsel for the Company and the Company's independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the reasonable fees and disbursements of a single counsel retained by the Holder or Holders of more than fifty percent (50%) (by number of shares or other equity interests) of the

             Registrable Securities being registered, premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the public offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or seller of securities, including reasonable fees of underwriters counsel incurred in the qualification of the Securities under blue sky laws, but excluding all agency fees and commissions, underwriting discounts and commissions and transfer taxes, if any.

             Securities Act: As defined in Section 2.1(a).

             Series D Holder: Any Holder of Series D Registrable Securities.

             Series D Registrable Securities: Any Registrable Securities classified as Series D Preferred Stock, par value $.01 per share.

         4. Rule 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company will file the reports required to be filed by it, and in the manner required to be filed by it, under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, will, upon the request of any Holder of Registrable Securities, make publicly available other information) and will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission ("Rule 144"). Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

         5. Amendment and Waivers. This Agreement may be amended, and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holder or Holders of seventy-five percent (75%) or more (by number of shares or other equity interests) of Registrable Securities. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

         6. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, upon the giving of written notice to the Company, at its election, be treated as the holder of such Registrable Securities for purposes of any demand, request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any Holder or Holders of Registrable

Securities contemplated by this Agreement. The Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

         7. Notices. All notices provided for by this Agreement shall be made in writing (i) either by actual delivery or (ii) by the mailing of the notice in the United States mail to the last known address of the party entitled thereto, registered or certified mail, return receipt requested, courier service or personal delivery and shall be deemed to have been duly given or made and to have become effective when delivered in hand to the party to which directed, when delivered by courier if delivered by commercial overnight courier service, or if sent by first-class registered mail, postage prepaid and properly addressed, at the earlier of (a) the time when received by the addressee or (b) the fifth business day following the dispatch thereof.

         8. Assignment. Subject to the restrictions on transfer of the Registrable Securities imposed by the Company's Stockholders' Agreement or other organizational documents, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent Holder of any Registrable Securities, subject to the provisions respecting minimum numbers or percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein.

         9. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

         10. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal substantive laws of the State of Missouri.

         11. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         12 Expiration. The registration rights granted pursuant to Sections 2.1 and 2.2 hereof shall expire on the earlier of (a) the date which is four (4) years following an Initial Public Offering; or (b) as to each individual Holder, at such time after the Company's Initial Public Offering as all Registrable Securities held by and issuable to such Holder may be sold under Rule 144 of the 1933 Act without regard to volume and manner of sale limitations.

                          ----------------------------

                               SIGNATURE PAGES FOR
               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers or other authorized representatives thereunto duly authorized as of the date first above written.

                                    COMPANY:

                                    BUILD-A-BEAR WORKSHOP, INC.,
                                    a Delaware corporation


                                    By:  /s/ Maxine Clark
                                        ----------------------------------------
                                    Name: Maxine Clark
                                    Title: President


                                    HOLDERS:

                                    SMART STUFF, INC.,
                                    a Missouri corporation

                                        /s/ Maxine Clark
                                    --------------------------------------------
                                    By: Maxine Clark


                                    CLARK/FOX, L.L.C.
                                    a Missouri limited liability company

                                        /s/ Maxine Clark
                                    --------------------------------------------
                                    By: Maxine Clark, its Manager


                                    CLARK/FOX II, L.L.C.
                                    a Missouri limited liability company


                                        /s/ Maxine Clark
                                    --------------------------------------------
                                    By: Maxine Clark, its Manager

                                        /s/ Maxine Clark
                                    --------------------------------------------
                                    Maxine Clark


                                    Barney A. Ebsworth Revocable Trust dated
                                    July 23, 1986


                                        /s/ Barney A. Ebsworth Rev. Tr.
                                    --------------------------------------------
                                    By: Barney A. Ebsworth
                                        ----------------------------------------


                                        /s/ Wayne L. Smith, II
                                        ----------------------------------------
                                    Wayne L. Smith, II


                                        /s/ Brian Vent
                                    --------------------------------------------
                                    Brian Vent


                                    HYCEL PARTNERS V, L.L.C.,
                                    a Missouri limited liability company

                                        /s/ Mark H. Zorensky
                                    --------------------------------------------
                                    By:    Mark H. Zorensky, Manager
                                           -------------------------------------


                                    WALNUT CAPITAL PARTNERS, L.P.,
                                    a Delaware limited partnership

                                    By: Walnut Capital Management Group, LLC,
                                    its general partner

                                     By:     /s/ James M. Gould
                                           -------------------------------------
                                           Manager

                                    WALNUT INVESTMENT PARTNERS, L.P.,
                                    a Delaware limited partnership

                                    By: Walnut Investments Holding Company, LLC,
                                    its general partner

                                    By:      /s/ James M. Gould
                                           -------------------------------------
                                           Manager

                                    KCEP VENTURES II, L.P.,
                                    a Missouri limited partnership

                                    By: KCEP II, L.C., its general partner

                                    By:      /s/ William Reisler
                                           -------------------------------------
                                          William Reisler, its Managing Director




                                    CATTERTON PARTNERS IV, L.P.,
                                    a Delaware limited partnership

                                    By:    Catterton Managing
                                    Partner IV, L.L.C.
                                    Its:    General Partner

                                    By:    CP4 Principals, L.L.C.
                                    Its:   Managing Member


                                    By:      /s/ Frank M. Vest, Jr.
                                           -------------------------------------
                                    Name:  Frank M. Vest, Jr.
                                    Title: Authorized Person



                                    CATTERTON PARTNERS IV-A, L.P.,
                                    a Delaware limited partnership

                                    By:    Catterton Managing
                                    Partner IV, L.L.C.
                                    Its:    General Partner

                                    By:    CP4 Principals, L.L.C.
                                    Its:   Managing Member

                                    By:      /s/ Frank M. Vest, Jr.
                                           -------------------------------------
                                    Name:  Frank M. Vest, Jr.
                                    Title: Authorized Person

                                    CATTERTON PARTNERS IV-B, L.P.,
                                    a Delaware limited partnership
                                    By:    Catterton Managing
                                    Partner IV, L.L.C.
                                    Its:   General Partner

                                    By:    CP4 Principals, L.L.C.
                                    Its:   Managing Member

                                    By:      /s/ Frank M. Vest, Jr.
                                           -------------------------------------
                                    Name:    Frank M. Vest, Jr.
                                    Title:   Authorized Person


                                    CATTERTON PARTNERS IV OFFSHORE, LP.
                                    a Cayman limited partnership

                                    By:    Catterton Managing
                                    Partner IV, L.L.C.
                                    Its:   Managing General Partner

                                    By:    CP4 Principals, L.L.C.
                                    Its:   Managing Member

                                    By:       /s/ Frank M. Vest, Jr.
                                           -------------------------------------
                                    Name:  Frank M. Vest, Jr.
                                    Title: Authorized Person


                                    CATTERTON PARTNERS IV SPECIAL
                                    PURPOSE, L.P.
                                    a Cayman limited partnership

                                    By:    Catterton Managing Partner IV, L.L.C.
                                    Its:   Managing General Partner

                                    By:    CP4 Principals, L.L.C.
                                    Its:   Managing Member

                                    By:      /s/ Frank M. Vest, Jr.
                                           -------------------------------------
                                    Name:  Frank M. Vest, Jr.
                                    Title: Authorized Person

                                                 /s/ Adrienne Weiss
                                                 -------------------------------
                                               Adrienne Weiss


                                                  /s/ Christiane Ebsworth
                                                 -------------------------------
                                               Christiane Ebsworth


                                                 /s/ Thomas Holley
                                                 -------------------------------
                                               Thomas Holley